UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

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Date of Report (Date of earliest event reported):  January 15, 2010

Save The World Air, Inc.
(Exact Name of Registrant as Specified in Charter)

Nevada	0-29185	52-2088326
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer dentification No.)

235 Tennant Ave. Morgan Hill, CA	95037
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (408) 778-0101

(Former name or former address, if changed since last report)

Copies to: Gregory Sichenzia, Esq. Sichenzia Ross Friedman Ference LLP 61 Broadway, 32nd Floor New York, New York 10006 Telephone: (212) 930-9700

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02    Unregistered Shares of Equity Securities

From October 2, 2009 through January 15, 2010, Save The World Air, Inc. (the “Company”) issued and sold an aggregate of 63.525 units in a private placement, consisting of an aggregate of $1,588,125 of 7% Convertible Promissory Notes (the “Notes”) and warrants to purchase an aggregate of 6,352,500 shares of common stock, for a per unit purchase price of $25,000.  An aggregate of $401,250 of existing liabilities of the Company was converted into units in the private placement.  Following such conversions, we received net proceeds from such closing of the private placement of $1,186,875.

The Notes due January 15, 2012 bear interest at a rate of 7% per annum and are initially convertible into shares of the Company’s common stock at a rate of $0.25 per share.  The Company is prohibited from effecting conversions of the Notes to the extent that as a result of such conversion the holder of the Notes beneficially owns more than 4.99% (or, if such limitation is waived by the holder upon no less than 61 days prior notice to us, 9.99%) in the aggregate of the issued and outstanding shares of our common stock calculated immediately after giving effect to the issuance of shares of common stock upon conversion of the Notes.  The Notes also contain provisions that protect the holders against dilution by adjustment of the conversion price in certain events such as stock dividends, stock splits and other similar events.

The Warrants are exercisable for a term of three years at an exercise price of $0.30 per share.  The Warrants also contain a cashless exercise provision.  The Company is prohibited from effecting exercises of the Warrants to the extent that as a result of such exercise the holder of the Warrants beneficially owns more than 4.99% (or, if such limitation is waived by the holder upon no less than 61 days prior notice to us, 9.99%) in the aggregate of the issued and outstanding shares of our common stock calculated immediately after giving effect to the issuance of shares of common stock upon exercise of the Warrants.  The Warrants also contain provisions that protect the holders against dilution by adjustment of the conversion price in certain events such as stock dividends, stock splits and other similar events.

The offering was made solely to “accredited investors,” as that term is defined in Regulation D under the Securities Act of 1933, as amended (the “Securities Act”). The securities sold in the offering were not registered under the Securities Act, or the securities laws of any state, and were offered and sold in reliance on the exemption from registration afforded by Section 4(2) and Regulation D (Rule 506) under the Securities Act and corresponding provisions of state securities laws, which exempt transactions by an issuer not involving any public offering.

Item 9.01    Financial Statements and Exhibits

(d)    Exhibits.

Exhibit No.	Description
10.1	Form of Securities Purchase Agreement
10.2 10.3	Form of 7% Convertible Promissory Note Form of Common Stock Purchase Warrant

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date:  February 2, 2010

SAVE THE WORKLD AIR INC.

By:	/s/ Cecil Bond Kyte
Name: Cecil Bond Kyte
Title: Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description
10.1	Form of Securities Purchase Agreement
10.2 10.3	Form of 7% Convertible Promissory Note Form of Common Stock Purchase Warrant